                                                                    EXHIBIT 99.1

                             BLT TECHNOLOGIES, INC.
                                     PROXY

                      SOLICITED BY THE BOARD OF DIRECTORS
                        SPECIAL MEETING OF SHAREHOLDERS

                               December __, 1996

     The undersigned hereby appoints Thomas J. Holce and Robert A. Sternberg, and each of them as proxy agents, with full power of substitution, to vote on behalf of the undersigned all shares of common stock that the undersigned may be entitled to vote at the special meeting of shareholders of BLT Technologies, Inc. (the "Company") on December __, 1996 and any adjournments or postponements thereof as follows:

1. Approval of Proposal 1: approval of the Company's Agreement and Plan of Merger with WorldCom, Inc. ("WorldCom") dated as of July 26, 1996, the related Plan of Merger dated as of July 26, 1996 by and between the Company and WC Acquisition, Inc., a Washington corporation wholly owned by WorldCom, and the transactions contemplated thereby, including without limitation (a) the merger of the Company with a wholly owned subsidiary of WorldCom, with the Company surviving the Merger as a wholly owned subsidiary of WorldCom, and (b) the appointment of Thomas
        J. Holce as the Shareholder Representative pursuant to the Escrow Agreement.

                        |_| FOR |_| AGAINST |_| ABSTAIN

2. Approval of Proposal 2: Approval of the adjournment of the Special Meeting to allow for additional solicitation of shareholder proxies or votes in the event that the number of proxies or votes sufficient to obtain a quorum or to approve Proposal 1 has not been received by the date of the Special Meeting.

                        |_| FOR |_| AGAINST |_| ABSTAIN

     The undersigned further authorizes the proxy agents to vote such shares in their discretion FOR or AGAINST such additional matters as may properly come before the special meeting or any adjournments or postponements thereof and ratifies and confirms all acts the proxy agents may do or cause to be done by virtue of this proxy. This proxy revokes any prior proxy given by the undersigned to vote such shares at the special meeting of shareholders.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE IN FAVOR OF PROPOSALS 1 AND 2 SPECIFIED ABOVE. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

     The undersigned acknowledges receipt of the notice of the annual meeting and proxy statement.

     Dated: _______________, 1996

                                        ----------------------------------------
                                        (Signature)

                                        ----------------------------------------
                                        (Print name)

                                        ----------------------------------------
                                        (Number of shares)


     Please sign exactly as name(s) appears on stock certificates. Print the name of the shareholder and the person signing, including designation as attorney, executor, trustee, etc., if applicable. A corporation or partnership must sign by an authorized officer or general partner. All joint owners must sign.

     PLEASE SIGN AND DATE THE PROXY AND RETURN IT IN THE ENVELOPE PROVIDED